Exhibit 10.1

DaVita Inc.

Employee Stock Purchase Plan

(As amended and restated effective May 29, 2007, subject to stockholder approval)

Article I

Purpose and Effective Date

The purpose of the Plan is to provide incentives for, and to encourage stock ownership by, Employees of DaVita Inc. or any of its Subsidiaries whose Employees participate in the Plan in order to increase their proprietary interest in the success of the Company.

The effective date of this 2007 Amendment and Restatement of the Plan is May 29, 2007.

Article II

Definitions

Whenever capitalized in the text, the following terms shall have the meanings set forth below.

2.1	“Account” shall mean the account established pursuant to Section 3.5 below to hold a Participant’s contributions to the Plan.

2.2	“Board” shall mean the Board of Directors of DaVita Inc.

2.3	“Code” shall mean the Internal Revenue Code of 1986, as amended. Reference to any specific section of the Code shall be deemed to be a reference to any successor provision.

2.4	“Committee” shall mean the Compensation Committee of the Board or such other committee designated by the Board to administer the Plan.

2.5	“Common Stock” shall mean the common stock of DaVita Inc.

2.6	“Company” shall mean DaVita Inc., a Delaware corporation, as well as any Subsidiary whose employees participate in the Plan with the consent of the Board.

2.7	“Continuous Employment” shall mean employment without interruption by the Company. Employment shall not be considered interrupted because of:

(a)	Transfers of employment between the Company and a Subsidiary (or vice versa) or between different Subsidiaries; or

(b)	Any Leave of Absence.

2.8	“Employee” shall mean a worker whose earnings the Company reports on a Form W-2. This term does not include members of the Board of Directors unless they are employed by the Company in a position in addition to their duties as a director.

2.9	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.10	“Fair Market Value” of Common Stock for any day shall be the last reported sale price on that day regular way, or if no such reported sale takes place on that day, the average of the last reported bid and ask prices on that day regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed. If the national securities exchange is closed on such date, the “Fair Market Value” shall be determined as of the last preceding day on which the Common Stock was traded or for which bid and ask prices are available.

2.11	“Insider” shall mean a Participant who is subject to Section 16 of the Exchange Act.

2.12	“Leave of Absence” shall mean an unpaid leave of absence taken in accordance with the Company’s leave of absence policy. A Participant will not be considered to have incurred a break in Continuous Employment because of a Leave of Absence that does not exceed ninety (90) days. If the Leave of Absence exceeds ninety (90) days, the Participant will be deemed to have incurred a break in Continuous Employment on the ninety-first (91st) day, unless the Participant’s rights to reemployment are guaranteed by statute or contract.

2.13	“Participant” shall mean an Employee who has been granted a Purchase Right under the Plan.

2.14	“Plan” shall mean the DaVita Inc. Employee Stock Purchase Plan.

2.15	“Plan Broker” shall mean a stock brokerage firm designated by the Committee to establish accounts for Common Stock purchased under the Plan by Participants.

2.16	“Purchase Right” shall mean a right to purchase Common Stock granted pursuant to the Plan.

2.17	“Purchase Right Period” shall mean the period beginning on January 1 or July 1 (whichever is applicable) and terminating on the immediately following December 31. (But see Section 4.3 below for special rules regarding the termination of a Purchase Right Period upon a Termination Event.)

2.18	“Stockholders” shall mean the holders of Common Stock.

2.19	“Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Article III

Eligibility and Participation

3.1	Eligibility.

(a)	All Employees of the Company who are scheduled to work at least twenty (20) hours per week are eligible to participate in the Plan, provided they have completed at least three (3) months of Continuous Employment prior to the first day of the Purchase Right Period.

(b)	No Employee may be granted a Purchase Right if the Employee would immediately thereafter own, directly or indirectly, five percent (5%) or more of the combined voting power or value of all classes of stock of the Company or of a Subsidiary. For this purpose, an Employee’s ownership interest shall be determined in accordance with the constructive ownership rules of Code Section 424(d).

3.2	Payroll Withholding.

(a)	Employees who have satisfied the eligibility conditions of Section 3.1 above may enroll as Participants by executing prior to the commencement of each Purchase Right Period a form provided by the Company on which they designate:

(i)	The dollar amount (not a percentage of compensation) to be deducted from their paychecks and contributed to their Accounts for the purchase of Common Stock, which shall not be less than ten dollars ($10.00) per payroll period; and/or

(ii)	The amount of funds, if any, which they will deposit at the beginning of the Purchase Right Period for the purchase of Common Stock.

(b)	Once selected, the rate of contributions for a Purchase Right Period cannot be decreased or increased without terminating the Purchase Right. However, pursuant to rules and procedures prescribed by the Committee, a Participant may make additional contributions to make up for amounts that he or she failed to make while on a Leave of Absence if the Participant returns to active employment and contributes those amounts before the end of the Purchase Right Period.

3.3	Limitations.

(a)	Notwithstanding anything herein to the contrary, a Participant may not accrue a right to purchase shares of Common Stock at a rate that exceeds twenty-five thousand dollars ($25,000.00) per calendar year, determined in a manner consistent with Code Section 423(b)(8).

(b)	This limitation shall apply to the Participant’s right to purchase Common Stock under the Plan and under all other employee stock purchase plans described in Code Section 423 that are maintained by the Company and its Subsidiaries.

(c)	This dollar limitation applies to the Fair Market Value of Common Stock determined at the time the Purchase Right is granted.

3.4	Granting of Purchase Rights. The price at which each share covered by a Purchase Right will be purchased will in all instances be the lesser of:

(a)	One hundred percent (100%) of the Fair Market Value of a share of Common Stock on the first day of the applicable Purchase Right Period; or

(b)	Eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the last day of that Purchase Right Period;

provided, however, that such price will in no event be less than the price required under Code Section 423(b)(6).

3.5	Establishment of Accounts.

(a)	All amounts contributed by the Participant to the Plan (whether by means of payroll withholding or a lump sum advance contribution) will be deposited into a separate Account maintained for the Participant.

(b)	No interest will be earned on those contributions.

(c)	A Participant may not withdraw any amounts from his or her Account without terminating his or her Purchase Right pursuant to Section 4.1 below.

Article IV

Purchase Rights

4.1	Termination of Purchase Rights.

(a)	A Participant may withdraw from the Plan at any time prior to the last day of the Purchase Right Period by submitting a form provided by the Company to the People Services Department of the Company. The Participant’s Purchase Right shall terminate upon withdrawal from the Plan.

(b)	A Purchase Right shall terminate automatically if the Participant holding the Purchase Right ceases to be employed by the Company for any reason (including death, disability, or retirement) prior to the last day of the Purchase Right Period.

(c)	Upon the termination of a Purchase Right, all amounts held in the Participant’s Account shall be refunded to the Participant.

4.2	Exercise of Purchase Rights.

(a)	Unless previously terminated, Purchase Rights will be exercised automatically on the last day of the Purchase Right Period.

(b)	Except as provided in Section 3.2(b) above, payment for shares to be purchased at the termination of the Purchase Right Period may only be made from funds:

(i)	Deposited at the beginning of a Purchase Right Period; and/or

(ii)	Accumulated through payroll deductions made during the Purchase Right Period.

(c)	If the balance of the Participant’s Account on the date of purchase exceeds the purchase price of the whole number of shares to be acquired, the surplus shall be applied to the next Purchase Right Period, unless the Participant elects to receive a refund by submitting a form prescribed by the Committee to the People Services Department of the Company.

(d)	Following the end of each Purchase Right Period, the number of shares of Common Stock purchased by each Participant shall be deposited into an account established in the Participant’s name at the Plan Broker, or otherwise transferred to or for the account of the Participant.

(e)	A Participant shall be free to make a disposition (as that term is defined in Code Section 424(c)) of the shares in the Participant’s account at the Plan Broker at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the Participant’s account at the Plan Broker until the holding period set forth in Code Section 423(a) has been satisfied. With respect to shares for which the holding period set forth in Code Section 423(a) has been satisfied, the Participant may move such shares to another brokerage account of the Participant’s choice or request that such shares otherwise be transferred to or for the account of the Participant. (As of the effective date of this 2007 Amendment and Restatement of the Plan, the holding period set forth in Code Section 423(a) is the longer of two (2) years after the first day of the Purchase Right Period and one (1) year after the last day of the Purchase Right Period during which the shares were purchased by the Participant.)

4.3	Termination Event. The following provisions of this Section 4.3 shall apply, notwithstanding anything herein to the contrary.

(a)	A “Termination Event” shall be deemed to occur as a result of (i) a transaction in which the Company will cease to be an independent publicly-owned corporation, (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a termination of the Plan.

(b)	The Purchase Right Period in which a Termination Event occurs shall terminate and all Purchase Rights shall be automatically exercised immediately preceding the Termination Event. In the case of a Termination Event described in Section 4.3(a)(i) or 4.3(a)(ii) above, for purposes of determining the amount under Section 3.4(b), the Fair Market Value of the Common Stock on the last day of the Purchase Right Period shall be deemed to be equal to the per share consideration received in the transaction by the holders of the Common Stock.

4.4	Non-Transferability of Purchase Rights. A Purchase Right may not be assigned or alienated.

Article V

Common Stock

5.1	Shares Subject to Plan.

(a)

Effective May 29, 2007, the maximum number of shares of Common Stock which may be issued under the Plan is two million, five hundred thousand (2,500,000). The number of these shares shall be subject to adjustment pursuant to Section 5.2 below.

(b)	If any outstanding Purchase Right is terminated for any reason prior to its exercise, the shares allocable to the Purchase Right will again become subject to purchase under the Plan.

(c)	The Common Stock issuable under the Plan may be previously unissued or may have been reacquired by the Company in the open market (or otherwise).

5.2	Adjustment Upon Changes in Capitalization. Subject to the provisions of Section 4.3 above, if the outstanding shares of Common Stock are increased, decreased, or exchanged for different securities, through reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock dividend, or other similar transaction, a proportionate adjustment shall be made by the Committee to the:

(a)	Number, price, and kind of shares subject to outstanding Purchase Rights; and

(b)	Maximum number and kind of shares that are available for issuance under the Plan.

5.3	Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding Purchase Rights on any particular date exceed the number of shares then available for issuance under the Plan:

(a)	The Committee shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis; and

(b)	The payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded to the Participant.

Article VI

Plan Administration

6.1	Administration.

(a)	The Plan shall be administered by the Committee. The Committee shall have authority to:

(i)	Interpret the Plan;

(ii)	Prescribe rules and procedures relating to the Plan; and

(iii)	Take all other actions necessary or appropriate in connection with the administration of the Plan.

(b)	A majority of the members of the Committee shall constitute a quorum, and any action shall constitute the action of the Committee if it is authorized by a majority of the members:

(i)	Present at any meeting; or

(ii)	In writing without a meeting.

(c)	All decisions of the Committee shall be final and binding on all Participants.

(d)	No member of the Committee shall be liable for any action or inaction taken in good faith with respect to the Plan or any Purchase Right granted under it.

6.2	Indemnification.

(a)	To the maximum extent permitted by law, the Company shall indemnify each member of the Committee and each other member of the Board, as well as any other Employee with duties under the Plan, against expenses (including any amount paid in settlement or in satisfaction of a judgment) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual’s duties under the Plan. This indemnity shall not apply, however, if:

(i)	It is determined in the action, lawsuit, or proceeding that the individual is guilty of gross negligence or intentional misconduct in the performance of those duties; or

(ii)	The individual fails to assist the Company in defending against any such claim.

(b)	Notwithstanding the above, the Company shall have the right to select counsel and to control the prosecution or defense of the suit. Furthermore, the Company shall not be obligated to indemnify any individual for any amount incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.

Article VII

Amendment and Termination

7.1	Amendment and Termination. The Board may amend or terminate the Plan at any time by means of written action, except with respect to outstanding Purchase

Rights. However, the preceding sentence shall not limit the ability of the Company to terminate the plan in accordance with Section 4.3 above.

7.2	Stockholder Approval. Within twelve (12) months after its adoption by the Board, the Stockholders must approve any amendment to the Plan that relates to:

(a)	The class of individuals eligible to participate; and

(b)	The aggregate number of shares to be granted under the Plan.

Article VIII

Miscellaneous Matters

8.1	Uniform Rights and Privileges. The rights and privileges of all Participants under the Plan shall be the same.

8.2	Application of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to Purchase Rights may be used for any corporate purpose.

8.3	Notice of Disqualifying Disposition. A Participant must notify the Company if the Participant disposes of stock acquired pursuant to the Plan prior to the expiration of the holding period set forth in Code Section 423(a) through any means other than through the Plan Broker.

8.4	No Additional Rights.

(a)	Neither the adoption of this Plan nor the granting of any Purchase Right shall:

(i)	Affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law; or

(ii)	Confer upon any Participant the right to continue to be employed by the Company, nor shall it interfere in any way with the right of the Company to terminate the employment of any Participant at any time, with or without cause.

(b)	No Participant shall have any rights as a Shareholder with respect to any shares covered by a Purchase Right granted to the Participant until the Common Stock is actually issued to the Participant.

(c)	No adjustments will be made for cash dividends or other rights for which the record date is prior to the issuance of the Common Stock.

8.5	Governing Law.

(a)	The Plan and all actions taken under it shall be governed by and construed in accordance with the laws of the State of Delaware.

(b)	The provisions of this Plan shall be interpreted in a manner that is consistent with this Plan satisfying the requirements of Code Section 423.